EXHIBIT 23.2






                 INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in First Commerce Corporation's Registration Statement No. No. 2-97152 on Form S-8, Registration Statement No. 33-925 on Form S-8, Registration Statement No. 33-28002 on Form S-8, Registration Statement No. 33-50150 on Form S-8, Registration Statement No. 33-57035 on Form S-8, Registration Statement No. 33-13128 on Form S-3, and Registration Statement No. 33-54939 on Form S-4 of our report dated January 24, 1995 relating to the financial statements of Central Corporation appearing in the Current Report on Form 8-K of First Commerce Corporation dated
       May 15, 1995.



      DELOITTE & TOUCHE LLP
      New Orleans, Louisiana
      May 31, 1995.